Exhibit 10.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is dated as of July 24, 2015 (the “Effective Date”), between Arcadia Biosciences, Inc., a Delaware corporation (“Borrower”), Obsidian Agency Services, Inc., a California corporation, in its capacity as administrative and collateral Agent (the “Agent”), Special Value Continuation Partners, LP, and TCPC SBIC, LP (each, a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, Borrower, Agent and Lenders entered into that certain Loan and Security Agreement dated as of April 28, 2015 (as such agreement may be amended, restated or amended and restated from time to time, the “Loan Agreement”);

WHEREAS, Borrower, Agent and Lenders entered into that certain Waiver Agreement dated as of June 24, 2015 (the “Waiver Agreement”);

WHEREAS, the Waiver Agreement requires Borrower to grant a security interest in its United States based Intellectual Property to Agent for the benefit of Lenders, and in furtherance thereof, Agent, Lenders and Borrower desire to amend the Loan Agreement and enter into that certain Intellectual Property Security Agreement of even date herewith (the “IP Security Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The recitals set forth above are true and correct and are incorporated herein by reference.

2.	Capitalized terms used but not defined in the Amendment shall have the meaning provided in the Loan Agreement.

3.	Exhibit A to the Loan Agreement is amended and restated in its entirety as follows:

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s real and personal property of every kind and nature whether now owned or hereafter acquired by, or arising in favor of Borrower, and regardless of where located, including, without limitation, all of Borrower’s right, title and interest in and to the following property:

1. All Goods, Accounts (including health-care receivables), Pledged Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Commercial Tort Claims, Documents, Instruments (including any Promissory Notes), Chattel Paper (whether tangible or electronic), cash and Cash Equivalents, Fixtures, letters of credit, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), Securities, and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located; and

2. All real property interests (including leaseholds, mineral rights, timber, etc.); and

3. All Borrower’s Books relating to the foregoing, and all additions, attachments, accessories, accessions and improvements to any of the foregoing, and all substitutions, replacements or exchanges therefor, and all Proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing;

provided, that, the grant of security interest herein shall not extend to and the term “Collateral” shall not include (a) rights held under any lease, license or other agreement that are not assignable by their terms without the consent of the lessor or licensor thereof or other counterparty thereto (but only to the extent such restriction on assignment is enforceable under applicable law); (b) equipment subject to liens permitted pursuant to Subsection (c) of the definition of Permitted Liens where the agreements governing the capital lease obligations or purchase money Indebtedness related thereto prohibit such security interest, for so long as such prohibition exists; (c) equity interests in joint ventures and non-wholly owned Subsidiaries that, if pledged, would breach or require the consent of a third party under the applicable joint venture or organizational documents; (d) any “intent to use” Trademark applications for which a statement of use or an amendment to allege use has not been filed (it being understood that upon the filing of such statement of use, or amendment to allege use, of such Trademark application (and any and all Trademark registrations that issue therefrom), a security interest will attach to such Trademark application and any and all Trademark registrations that issue therefrom); or (e) Intellectual Property that is registered or located outside of the United States (“Foreign Intellectual Property”); provided however, that (i) the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Foreign Intellectual Property (the “Foreign IP Rights to Payment”); and (ii) if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in Borrower’s Foreign Intellectual Property is necessary to have a security interest in the Foreign IP Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Foreign Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Foreign IP Rights to Payment. For the avoidance of doubt, if Intellectual Property is registered and/or located within the United States and the same Intellectual Property is also registered and/or located outside the United States, Agent shall have a security interest in such Intellectual Property to the extent it is registered and/or located within the United States.

4. Except as expressly amended in Paragraph 3, hereof, the Loan Agreement and the Loan Documents remain unchanged and in full force and effect.

5. Borrower shall pay all outstanding documented and submitted Lender Expenses on the date hereof, such payment to be processed by Agent using the ACH Debit Consent that Borrower previously delivered to Agent on the Effective Date.

6. Borrower hereby represents and warrants to Agent and Lender as follows:

(a) Borrower has all requisite power and authority to execute this Amendment, the IP Security Agreement and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Other than Anawah, Borrower has no Subsidiaries.

(c) The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental

Adepartment, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case other than as already been obtained, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or the Loan Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be currently bound or affected.

(d) Borrower is not aware of any default under the Loan Documents, and all of Borrower’s representations and warranties contained in the Loan Documents are correct on and as of the date hereof as though made on and as of such date, except (i) to the extent that such representations and warranties relate solely to an earlier date and (ii) for purposes of the representations and warranties in the Loan Documents that refer to information in the Perfection Certificate, the Perfection Certificate shall mean the First Amended and Restated Perfection Certificate dated the date hereof and executed and delivered to the Lenders concurrently with this Amendment.

7. General. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered (whether by facsimile, electronically or otherwise) shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. The provisions of Section 13 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan And Security Agreement and Forbearance and Waiver Agreement to be executed as of the Effective Date.

LENDER:

Special Value Continuation Partners, LP

By Tennenbaum Capital Partners, LLC, its Investment Manager

By:	/s/ Howard Levkowitz

Name:	Howard Levkowitz

Title:	Managing Partner

TCPC SBIC, LP

By: Tennenbaum Capital Partners, LLC, its: Investment Manager

By:	/s/ Howard Levkowitz

Name:	Howard Levkowitz

Title:	Managing Partner

AGENT:

Obsidian Agency Services, Inc.

By:	/s/ Howard Levkowitz

Name:	Howard Levkowitz

Title:	President

BORROWER:

Arcadia Biosciences, Inc.

/s/ Eric J. Rey
Name: Eric J. Rey
Title: President & CEO

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